Exhibit 3.2

BY-LAWS

OF

MPM HOLDINGS INC.

i

ii

BY-LAWS

OF

MPM HOLDINGS INC.

ARTICLE I

OFFICES

SECTION 1.01.    Registered Office.

The registered office of MPM Holdings Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of Corporation Service Company, in the City of Wilmington, County of New Castle, Delaware 19808 and the registered agent in charge thereof shall be Corporation Service Company.

SECTION 1.02.    Other Offices.

The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01.    Annual Meetings.

The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

SECTION 2.02.    Special Meetings.

Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

SECTION 2.03.    Notice of Meetings.

(a)    Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

(b)    Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

SECTION 2.04.    Waiver of Notice.

Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05.    Adjournments.

Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06.    Quorum.

Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

SECTION 2.07.    Voting.

Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

SECTION 2.08.    Proxies.

Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

SECTION 2.09.    Stockholders’ Consent in Lieu of Meeting.

Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD

SECTION 3.01.    General Powers.

The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.

SECTION 3.02.    Number and Term of Office.

The number of directors shall be one or such other number as shall be fixed from time to time by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03.    Resignation.

Any director may resign at any time by delivering his written resignation to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.04.    Removal.

Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

SECTION 3.05.    Vacancies.

Vacancies occurring on the Board as a result of the removal of directors without cause may be filled only by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of all such directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until his successor shall be elected and qualified.

SECTION 3.06.    Meetings.

(a)    Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b)    Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the “President”), the Secretary or a majority of the Board shall from time to time determine.

(c)    Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d)    Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e)    Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)    Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1)	the Chairman;

2)	the President;

3)	any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07.    Committees of the Board.

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.08.    Directors’ Consent in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.09.    Action by Means of Telephone or Similar Communications Equipment.

Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.10.    Compensation.

Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

SECTION 4.01.    Officers.

The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

SECTION 4.02.    Authority and Duties.

All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

SECTION 4.03.    Term of Office, Resignation and Removal.

(a)    Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b)    Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c)    All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

SECTION 4.04.    Vacancies.

Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.05.    The Chairman.

The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

SECTION 4.06.    The President.

The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

SECTION 4.07.    Vice Presidents.

Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 4.08.    The Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

SECTION 4.09.    Assistant Secretaries.

Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.10.    The Treasurer.

The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.11.    Assistant Treasurers.

Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

SECTION 5.01.    Checks, Drafts and Notes.

All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

SECTION 5.02.    Execution of Proxies.

The Chairman, the President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

SECTION 6.01.    Certificated and Uncertificated Shares.

The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the General Corporation Law. Certificates shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

SECTION 6.02.    Stock Ledger.

The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

SECTION 6.03.    Transfers of Shares.

Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, in the event of certificated shares, upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

SECTION 6.04.    Addresses of Stockholders.

Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

SECTION 6.05.    Lost, Destroyed and Mutilated Certificates.

Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.06.    Regulations.

The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

SECTION 6.07.    Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

SECTION 7.01.    Seal.

The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE VIII

FISCAL YEAR

SECTION 8.01.    Fiscal Year.

The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

SECTION 9.01.    Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter, a “Covered Person”), whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, manager, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law, as amended from time to time (but in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection therewith, and that indemnification shall continue as to a Covered Person who has ceased to be a director, officer, manager, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and personal and legal representatives; provided, however, that, except as provided in Section 9.01(b), the Corporation shall indemnify any such Covered Person seeking indemnification in connection with a Proceeding (or part thereof) initiated by that Covered Person, only if that Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise. No director or officer will be required to post any bond or provide any other security with respect to any such undertaking.

(b) The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses provided by a stockholder of the Corporation or its Affiliates (directly or through insurance obtained by any such entity) (collectively, the “Stockholder Indemnitors”). The Corporation hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the Covered Persons, (ii) it shall be required to advance the full amount of expenses incurred by the Covered Persons, as required by law, the terms of this Certificate of Incorporation, the By-laws, an agreement, vote of stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Stockholder Indemnitors and (iii) to the extent permitted by law, it irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of the Corporation with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right. For purposes of this Section 9.01(b), “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any investment fund the primary investment advisor to which is such person or its Affiliate). For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

SECTION 9.02.    Right of Claimant to Bring Suit.

If a claim under Section 9.01 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board, its independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 9.03.    Non-Exclusivity of Rights.

The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 9.04.    Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, manager, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

SECTION 9.05.    Expenses as a Witness.

To the extent any director, officer, manager, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 9.06.    Employees and Agents.

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 9.07.    Severability.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 9.08.    Amendments to this Article IX.

Any repeal or modification of this Article IX shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE X

AMENDMENTS

SECTION 10.01.    Amendments.

Any By-law (including these By-laws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereof.